QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1.3

AMENDMENT NO. 1 TO THE GOVERNANCE AGREEMENT

        This Amendment No. 1 (this "Amendment"), dated as of June             , 2007, to the Governance Agreement (this "Agreement"), dated as of April 30, 2007, is entered into by and among Westaff, Inc., a Delaware corporation (the "Company") and DelStaff, LLC, a Delaware limited liability company ("DelStaff"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

        A.    Section 8.2(a) of the Agreement requires that any amendment to the Agreement be signed by each of DelStaff and the Company.

        B.    Section 8.2(a) of the Agreement requires that any amendment to the Agreement be approved in accordance with Section 2.1 of the Agreement.

        C.    Section 2.1 of the Agreement requires that any amendment to the Agreement be approved by the Audit Committee and a majority of the Super Independent Group.

        D.    The Company and DelStaff desire to amend the Agreement so that in lieu of Board Fees payable to Mr. Black and Mr. Phillips under Section 1.2(j) of the Agreement, management fees in the same amount shall be paid to H.I.G. Capital Management, Inc.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the undersigned agrees as follows:

        Section 1.1    Amendment.    Section 1.2(j) of the Agreement shall be amended and restated in its entirety to read as follows:

        "All directors who are not employees of the Company shall be paid, subject to future increases upon recommendation by the Compensation Committee, at least a $25,000 retainer per year and an additional $6,000 annual fee for committee chairmanship, plus an additional fee of $1,000 per Board or committee meeting attended in person or $500 for each telephonic Board or committee meeting attended, provided, that, if a Board meeting and a committee meeting were held on the same day, the total fee will not exceed $1,000 per day (collectively, "Board Fees"). All directors who are not employees of the Company shall be promptly reimbursed for his or her reasonable expenses in performing his or her duties as a director, including reasonable travel expenses incurred to attend any meeting of the Board or its committee. In addition, the Compensation Committee shall determine grants of equity incentive compensation applicable to all directors who are not employees of the Company. In lieu of Board Fees payable under this Section 1.2(j) to Mr. Black and Mr. Phillips, management fees in the same amount shall be paid to H.I.G. Capital Management, Inc."

        Section 1.2    Further Assurance.    Each of the parties hereto shall use its reasonable best efforts to effectuate the transactions contemplated hereby as promptly as is reasonably practicable. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver, or cause to be delivered, such further certificates, instruments and other documents, and to take, or cause to be taken, such further actions as may be necessary or desirable for effecting the consummation of this Amendment and the transactions contemplated hereby.

        Section 1.3    Successors and Assigns.    This Amendment shall not be assignable by operation of law or otherwise. Subject to the preceding sentence, the provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        Section 1.4    Entire Agreement.    This Amendment and the Agreement (including any exhibits thereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

        Section 1.5    Governing Law; Jurisdiction.    This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Amendment and any related agreement or the transactions contemplated hereby or thereby shall be brought exclusively in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

        Section 1.6    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT OR ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        Section 1.7    Counterparts; Effectiveness.    This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when (A) each party hereto shall have received counterparts thereof signed by the other party hereto and (B) the appropriate approval has been received by (i) the Audit Committee and (ii) a majority of the Super Independent Group, in each case as described in Section 2.1 of the Agreement.

*        *        *        *        *

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first referred to above.

WESTAFF, INC.		DELSTAFF, LLC
By:	/s/ RONALD D. STEVENS	By:	/s/ MICHAEL PHILLIPS
Name: Ronald D. Stevens Title: Director		Name: Michael Phillips Title: Manager

QuickLinks

  Exhibit 10.1.3
AMENDMENT NO. 1 TO THE GOVERNANCE AGREEMENT